Exhibit 99.1
Avantor® Announces Preliminary Third Quarter Unaudited Revenues
RADNOR, Pa. – Oct. 12, 2021 – Avantor, Inc. (NYSE: AVTR), a leading global provider of mission-critical products and services to customers in the life sciences and advanced technologies & applied materials industries, provided preliminary unaudited revenue estimates for the third quarter ended September 30, 2021, in conjunction with proposed Masterflex® debt financing transactions.
Preliminary Third Quarter 2021 Unaudited Revenues
•Revenue of $1.83 billion, increasing 14.3%; organic growth of 10.2%.
“Our third quarter revenue results reflect the ongoing strength in our business,” said Michael Stubblefield, President and Chief Executive Officer of Avantor. “We are looking forward to sharing our full financial results on our third quarter earnings release call scheduled for October 29, 2021, and to closing the Masterflex transaction in the fourth quarter.”
The estimated fiscal 2021 third quarter revenue results are preliminary and unaudited, reflect management’s current views and may change as a result of management’s review of results and other factors. Such preliminary results for the fiscal 2021 third quarter are subject to finalization, and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with accounting principles generally accepted in the U.S. Our independent registered public accounting firm has not audited, nor have they completed their review and other procedures with respect to the preliminary results, nor have they expressed any opinion or any other form of assurance on the preliminary results.
About Avantor
Avantor®, a Fortune 500 company, is a leading global provider of mission-critical products and services to customers in the biopharma, healthcare, education & government, and advanced technologies & applied materials industries. Our portfolio is used in virtually every stage of the most important research, development and production activities in the industries we serve. Our global footprint enables us to serve more than 225,000 customer locations and gives us extensive access to research laboratories and scientists in more than 180 countries. We set science in motion to create a better world. For more information, please visit www.avantorsciences.com.

Media Contact
Allison Hosak
Senior Vice President, Global Communications and Brand
Avantor
+1 908-329-7281
Allison.Hosak@Avantorsciences.com
Investor Relations Contact
Tommy J. Thomas, CPA
Vice President, Investor Relations
Avantor
+1 781-375-8051
Tommy.Thomas@Avantorsciences.com